                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              RUDDICK CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                              RUDDICK CORPORATION
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                              RUDDICK CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 TO BE HELD ON
                                FEBRUARY 6, 1997

To our Shareholders:

     The Annual Meeting of the Shareholders of Ruddick Corporation will be held in the Auditorium, 12th Floor, Two First Union Center, Third and College Streets, Charlotte, North Carolina, on Thursday, February 6, 1997, at 11:00 A.M., local time, for the following purposes:

          1. To set the number of directors at eleven;

          2. To elect four directors of the Company for three-year terms; and

          3. To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

     Pursuant to the provisions of the North Carolina Business Corporation Act, December 6, 1996 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting, and accordingly, only holders of the Company's Common Stock of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

     You are cordially invited to attend the Annual Meeting. In the event you will be unable to attend, please sign, date and return the accompanying proxy promptly so that your shares may be represented and voted at the Annual Meeting. A return envelope is enclosed for your convenience.

     By Order of the Board of Directors.

                                          DONALD B. WILLIFORD
                                          Secretary
December 20, 1996

                              RUDDICK CORPORATION

                      ------------------------------------

                                Proxy Statement
                      ------------------------------------

                         ANNUAL MEETING OF SHAREHOLDERS

                                 to be held on
                                FEBRUARY 6, 1997

     The following statement, first mailed or delivered to shareholders on or about December 20, 1996, is furnished in connection with the solicitation by the Board of Directors of Ruddick Corporation (herein called the "Company") of proxies to be used at the Annual Meeting of Shareholders of the Company to be held on Thursday, February 6, 1997, at 11:00 A.M., local time, in the Auditorium, 12th Floor, Two First Union Center, Third and College Streets, Charlotte, North Carolina, and at any adjournment or adjournments thereof. The principal executive offices of the Company are located at 2000 Two First Union Center, Charlotte, North Carolina 28282.

     The accompanying form of proxy is for use at the Annual Meeting if a shareholder will be unable to attend in person. The proxy may be revoked in writing by the person giving it at any time before it is exercised either by notice to the Corporate Secretary or by submitting a proxy having a later date, or it may be revoked by such person by appearing at the Annual Meeting and electing to vote in person. All shares represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified therein. Where specifications are not made, proxies will be voted in favor of electing as directors of the Company the four persons named in this Proxy Statement, each to serve until the third annual meeting of shareholders following his election.

     The entire cost of soliciting these proxies will be borne by the Company. In addition to the original solicitation of the proxies by mail, the Company may request banks, brokers and other record holders to send proxies and proxy materials to the beneficial owners of the Company's Common Stock ("Common Stock") and secure their voting instructions and will reimburse them for their reasonable expense in so doing. If necessary, the Company may also use one or more of its regular employees, who will not be specially compensated, to solicit proxies from the shareholders, either in person, by telephone or by special letter.

     Pursuant to the provisions of the North Carolina Business Corporation Act, December 6, 1996 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only holders of the Common Stock of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting. On the record date, there were 46,520,833 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each share is entitled to one vote on each matter expected to be presented at the Annual Meeting, including the election of directors.

                             PRINCIPAL SHAREHOLDERS

     The following persons are known to the Company to be, as of October 31, 1996, the beneficial owners of more than five percent of the Common Stock. The nature of beneficial ownership of the shares included is presented in the notes following the table.

                                                                  NUMBER OF SHARES          PERCENT
             NAME AND ADDRESS OF BENEFICIAL OWNER               BENEFICIALLY OWNED(1)       OF CLASS
--------------------------------------------------------------  ---------------------       --------
SunTrust Banks, Inc. .........................................        13,174,602              28.3%
  Trustee of the Ruddick Employee
  Stock Ownership Plan(2)
  Post Office Box 4655
  Atlanta, Georgia 30302
Alan T. Dickson(3)............................................         4,043,924               8.7
  2000 Two First Union Center
  Charlotte, North Carolina 28282
R. Stuart Dickson(4)..........................................         3,332,359               7.2
  2000 Two First Union Center,
  Charlotte, North Carolina 28282

---------------

(1) "Beneficial Ownership," for purposes of the table, is determined according to the meaning of applicable securities regulations and based on a review of reports filed with the Securities and Exchange Commission pursuant to
     Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as of such date.

(2) SunTrust Banks, Inc. has sole investment power with respect to the number of shares indicated except under limited circumstances. SunTrust Banks, Inc. votes shares held by the Ruddick Employee Stock Ownership Plan (the "ESOP") that have been allocated to individual accounts in accordance with the participants' instructions, does not vote allocated shares as to which no instructions are received and votes the unallocated shares in its sole discretion.

(3) The amount shown includes 1,567,498 shares of Common Stock owned of record and beneficially by Alan T. Dickson or by certain trusts of which Alan T. Dickson is a trustee and beneficiary, as to which he has sole voting and investment power; 82,163 shares of Common Stock allocated to his ESOP account, as to which he has sole voting power but no investment power except under limited circumstances; 2,233,837 shares of Common Stock owned of record and beneficially by The Dickson Foundation, Inc., a charitable foundation, as to which he shares voting and investment power and which are also included in the table as being beneficially owned by R. Stuart Dickson; 72,130 shares of Common Stock held as trustee for his niece, as to which he has sole voting and investment power; and 88,296 shares of Common Stock held in an estate of which he is sole executor and a beneficiary.

(4) The amount shown includes 857,058 shares of Common Stock owned of record and beneficially by R. Stuart Dickson, as to which he has sole voting and investment power; 82,984 shares of Common Stock allocated to his ESOP account, as to which he has sole voting power but no investment power except under limited circumstances; 131,320 shares of Common Stock held as custodian or trustee for his daughter, as to which he has sole voting and investment power; 2,233,837 shares of Common Stock owned of record and beneficially by The Dickson Foundation, Inc., a charitable foundation, as to which he shares voting and investment power and which are also included in the table as being beneficially owned by Alan T. Dickson; and 27,160 shares of Common Stock owned of record and beneficially by his spouse, as to which she has sole voting and investment power and as to which he disclaims beneficial ownership.

                             ELECTION OF DIRECTORS

     Under the Company's Bylaws, the Board of Directors of the Company shall consist of not less than nine nor more than thirteen members, which number shall be fixed and determined from time to time by resolution of the shareholders, and the directors shall be divided into three classes having staggered three-year terms, so that the terms of approximately one-third of the directors will expire each year. The number of directors is currently fixed at ten.

     The terms of three of the directors expire at the Annual Meeting, including Thomas M. Belk, who has served as a director since 1978. In accordance with the Board of Directors' age policy, Thomas M. Belk is retiring from the Board and not standing for re-election at the Annual Meeting. The Board of Directors has recommended that the number of directors be increased to eleven and has nominated four persons listed below to be elected as directors at the Annual Meeting. Each nominee currently is a member of the Board of Directors, except for John R. Belk and Thomas W. Dickson.

     It is intended that the persons named as proxies in the accompanying form of proxy will vote to elect as a director each of the four nominees listed below, unless authority to so vote is withheld, each to serve until the third annual meeting of shareholders following his election or until his successor shall be elected and qualified to serve. Although the Board of Directors expects that each of the nominees will be available for election, in the event a vacancy in the slate of nominees is occasioned by death or other unexpected occurrence, it is intended that shares represented by proxies in the accompanying form will be voted for the election of a substitute nominee selected by the persons named in the proxy. Directors will be elected by a plurality of the votes cast. Therefore, while votes withheld from director nominees will be counted for purposes of determining whether a quorum exists at the Annual Meeting, such votes withheld will not have the effect of a "negative" vote with respect to the election of directors. The Board of Directors unanimously recommends that the shareholders vote to elect all of the nominees as directors.

     Set forth below is the name of each nominee for election to the Board of Directors and each member of the Board of Directors whose term will not expire at the Annual Meeting, as well as each such person's age, his current principal occupation (which has continued for at least the past five years unless otherwise indicated) together with the name and principal business of the company by which he is employed, the period during which he has served as a director, all positions and offices that he holds with the Company and his directorships in other companies with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of such Act or companies registered as an investment company under the Investment Company Act of 1940.

                      NOMINEES FOR TERMS EXPIRING IN 2000

     JOHN R. BELK, age 38, has been Senior Vice President of Belk Stores Services, Inc., retail merchants, since February 1992. Prior to that time, from July 1990, he served as Vice President of Belk Brothers Company, retail merchants. He also serves as a director of ALLTEL Corporation.

     THOMAS W. DICKSON, age 41, has been Executive Vice President of the Company since February 1996. Prior to that time, from February 1994, he served as President of, and from February 1991 to 1994, he served as Executive Vice President of, American & Efird, Inc., a wholly owned subsidiary of the Company engaged in the manufacture and distribution of sewing thread.

     JAMES E. S. HYNES, age 56, is the Chairman of the Board of Hynes Sales Co., Inc., manufacturers' representatives. He has been a director of the Company since 1983 and also serves as a director of North Carolina Natural Gas Corporation.

     E. C. WALL, JR., age 59, has been the Chairman of the Board of Canal Industries, Inc., a dealer in forest products, since January 1996, and prior thereto served as President of Canal Industries, Inc. He has been a director of the Company since 1985 and also serves as a director of Sonoco Products Company, SCANA Corporation and NationsBank Corporation. He also serves as a Trustee of The Duke Endowment.

                     DIRECTORS WITH TERMS EXPIRING IN 1999

     EDWIN B. BORDEN, JR., age 62, is the President and Chief Executive Officer of The Borden Manufacturing Company, a company engaged in the manufacture and sale of high quality cotton and polyester/cotton yarns. He has been a director of the Company since 1991 and also serves as a director of Carolina Power & Light Company, Jefferson-Pilot Corporation, Triangle Bancorp, Inc. and Winston Hotels, Inc.

     R. STUART DICKSON, age 67, has been Chairman of the Executive Committee of the Company since February 1994. Prior to that time, he served as Chairman of the Board of the Company. He has been a director of the Company since 1968 and also serves as a director of Textron, Inc., First Union Corporation, United Dominion Industries Limited, PCA International, Inc and Dimon Incorporated.

     HUGH L. MCCOLL, JR., age 61, is the Chairman of the Board and Chief Executive Officer of NationsBank Corporation, a bank holding company. He has been a director of the Company since 1978 and also serves as a director of CSX Corporation, Sonoco Products Company and Jefferson-Pilot Corporation.

                     DIRECTORS WITH TERMS EXPIRING IN 1998

     JOHN W. COPELAND, age 61, has been President of the Company since February 1994. Prior to that time, he served as President of American & Efird, Inc., a wholly owned subsidiary of the Company engaged in the manufacture and distribution of sewing thread. He has been a director of the Company since 1989 and also serves as a director of Public Service Company of North Carolina, Inc.

     ALAN T. DICKSON, age 65, has been Chairman of the Board of the Company since February 1994. Prior to that time, he served as President of the Company. He has been a director of the Company since 1968 and also serves as a director of NationsBank Corporation, Lance, Inc., Sonoco Products Company and Bassett Furniture Industries, Inc.

     BEVERLY F. DOLAN, age 69, is the retired Chairman of the Board of Textron, Inc., a diversified holding company. He also served as President of Textron, Inc. until January 1990 and Chief Executive Officer until January 1, 1992. Mr. Dolan has been a director of the Company since 1992 and also serves as a director of First Union Corporation, FPL Group, Inc. and Polaris Industries Inc.

     RODDEY DOWD, SR., age 64, is the Chairman of the Board of Charlotte Pipe & Foundry Co., a manufacturing firm. He has been a director of the Company since 1968 and also serves as a director of First Union Corporation.

     Alan T. Dickson and R. Stuart Dickson are brothers. Thomas W. Dickson is the son of R. Stuart Dickson and the nephew of Alan T. Dickson. John R. Belk is the son of Thomas M. Belk, a member of the Board of

Directors of the Company during fiscal 1996. No other director has a family relationship with any other executive officer, director or nominee for director of the Company as close as first cousin.

DIRECTORS' FEES AND ATTENDANCE

     Each director, other than those receiving payments as a result of employment by the Company, receives compensation of $12,000 per year for his service as a director, plus $1,000 for each Board of Directors or committee meeting attended. In addition, pursuant to the Company's 1995 Comprehensive Stock Option Plan (the "1995 Plan"), each director who was not an employee of the Company or its subsidiaries at the time of adoption of such Plan was granted, and any new director upon his election shall be granted, an immediately vested nonstatutory stock option to purchase 10,000 shares of Common Stock. The exercise price of shares of Common Stock covered by such option shall be no less than 100% of the fair market value of such shares on the Grant Date of such option, as described more fully in the 1995 Plan. Under the terms of the 1995 Plan, no option granted to a non-employee director may be exercised within six months of, or after ten years from, the date it is granted. As of November 15, 1996, the date of adoption of the 1995 Plan, options to purchase 10,000 shares of Common Stock at an exercise price of $11.4375 per share were granted to each of Messrs. Thomas M. Belk, Borden, Dolan, Dowd, Hynes, McColl and Wall. As of November 21, 1996, the Board of Directors of the Company, in its discretion, granted to each of such non-employee directors immediately exercisable options to purchase an additional 1,000 shares of Common Stock at an exercise price of $13.1875 per share. Such additional options were otherwise granted on the same terms as options that may be granted to such directors under the 1995 Plan. Finally, the Company provides $100,000 of term life insurance coverage for each director who is not an employee of the Company or its subsidiaries.

     The Board of Directors held five meetings during fiscal 1996. Each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of all committees of the Board of Directors of which he was a member held during fiscal 1996, except for Hugh L. McColl, Jr. who attended 50% of such aggregate number of meetings.

COMMITTEES OF THE BOARD

     The Company's Board of Directors has the following standing committees: (i) the Executive Committee, whose current members are Messrs. R. Stuart Dickson, Alan T. Dickson, Copeland, Thomas M. Belk and McColl; (ii) the Audit Committee, whose current members are Messrs. Borden, Dowd and Wall; (iii) the Compensation and Special Stock Option Committee (the "Compensation Committee"), whose current members are Messrs. Thomas M. Belk, Dolan and Hynes; and (iv) the Retirement Benefits Committee, whose current members are Messrs. Borden, Dowd and Hynes. Subject to limitations under North Carolina law, the Executive Committee, which was established by the Board of Directors effective February 1994, may exercise all of the authority of the Board of Directors in the management of the Company. The Executive Committee held one meeting in fiscal 1996. The Audit Committee recommends independent auditors for the Company and reviews its financial statements, audit reports, internal financial controls and internal audit procedures. The Audit Committee met two times during fiscal 1996. The Compensation Committee assesses the Company's overall compensation programs and philosophies. Among other things, it approves and recommends to the Board of Directors the compensation and incentive for executive officers, the incentive for other parent company employees and the compensation for directors. In addition, the Compensation Committee grants stock options pursuant to the Company's stock option plans and awards units under the Long Term Key Management Incentive Program and reports such actions to the Board of Directors. It also reviews the compensation set for other parent company employees and the compensation and incentive set for other employees of the Company's subsidiaries. The Compensation Committee met once during fiscal 1996. See "REPORT OF THE COMPENSATION AND SPECIAL STOCK OPTION COMMITTEE."

     The Board of Directors does not have a standing nominating committee or a committee performing a similar function.

BENEFICIAL OWNERSHIP OF COMPANY STOCK

     The following table presents information regarding the beneficial ownership of the Common Stock, within the meaning of applicable securities regulations, of all current directors and nominees for director of the Company and the executive officers named in the Summary Compensation Table included herein, and of such directors and nominees and all executive officers of the Company as a group, all as of October 31, 1996. Except as otherwise indicated, the persons named in the table have sole voting and investment power over the shares included in the table.

                                                                        SHARES OF
                                                                       COMMON STOCK
                                                                       BENEFICIALLY     PERCENT
                                NAME                                     OWNED(1)       OF CLASS
---------------------------------------------------------------------  ------------     --------
John R. Belk.........................................................            0           *
Thomas M. Belk.......................................................       11,600(2)        *
Richard N. Brigden...................................................       53,530(3)        *
Edwin B. Borden, Jr..................................................       22,000(2)        *
John W. Copeland.....................................................      106,371(4)        *
Alan T. Dickson......................................................    4,043,924(5)      8.7%
R. Stuart Dickson....................................................    3,332,359(6)      7.2%
Thomas W. Dickson....................................................      225,545(7)        *
Beverly F. Dolan.....................................................       20,400(2)        *
Roddey Dowd, Sr......................................................       18,400(2)        *
Edward S. Dunn, Jr...................................................       66,792(8)        *
Fred A. Jackson......................................................       41,515(9)        *
James E. S. Hynes....................................................       50,000(2)        *
Hugh L. McColl, Jr...................................................       12,000(2)        *
E. C. Wall, Jr.......................................................       18,042(2)        *
All directors, nominees for director and executive officers as a
  group (15 persons).................................................    5,788,641(10)    12.5%

---------------

  *  Less than 1%

 (1) The table includes shares allocated under the ESOP to individual accounts of those named persons and group members who participate in the ESOP, the voting of which is directed by such named persons or group members, as appropriate. The table does not include any unallocated shares held by the ESOP, which are voted by SunTrust Banks, Inc. in its sole discretion. See
     Note 1 to "PRINCIPAL SHAREHOLDERS."

 (2) Includes 10,000 shares that may be acquired upon the exercise of stock options that are currently exercisable, as to which such director would have sole voting and investment power upon acquisition. On November 21, 1996, immediately exercisable options to purchase 1,000 shares of Common Stock were granted to such director, as to which such director would have sole voting and investment power upon acquisition.

 (3) The amount shown includes 40,526 shares owned of record and beneficially by Mr. Brigden, as to which he has sole voting and investment power; 11,804 shares allocated to his ESOP account, as to which he has sole voting power, but no investment power except under limited circumstances; and 1,200 shares that may be acquired by him upon the exercise of stock options that are currently exercisable or become exercisable within sixty days, as to which he would have sole voting and investment power upon acquisition.

 (4) The amount shown includes 47,034 shares owned of record and beneficially by Mr. Copeland or a corporation of which he is sole shareholder, as to which he has sole voting and investment power; 33,337 shares allocated to his ESOP account, as to which he has sole voting power, but no investment power except under limited circumstances; 1,600 shares owned by his adult children, as to which he has sole voting and investment power pursuant to a power of attorney; 400 shares held of record by the Ann F. Copeland and John W. Copeland Charitable Fund, Inc., as to which he has sole voting and investment power; and 24,000 shares that may be acquired by him upon the exercise of stock options that are currently exercisable or become exercisable within sixty days, as to which he would have sole voting and investment power upon acquisition.

 (5) See Note 3 under "PRINCIPAL SHAREHOLDERS."

 (6) See Note 4 under "PRINCIPAL SHAREHOLDERS."

 (7) The amount shown includes 185,760 shares owned of record and beneficially by Mr. Dickson, as to which he has sole voting and investment power; 13,385 shares allocated to his ESOP account, as to which he has sole voting power, but no investment power except under limited circumstances; 10,400 shares of Common Stock held as custodian for his minor children, as to which he has sole voting and investment power; and 16,000 shares that may be acquired by him upon the exercise of stock options that are currently exercisable or become exercisable within sixty days, as to which he would have sole voting and investment power upon acquisition.

 (8) The amount shown includes 28,632 shares owned of record and beneficially by Mr. Dunn, as to which he has sole voting and investment power; 35,760 shares allocated to his ESOP account, as to which he has sole voting power, but no investment power except under limited circumstances; and 2,400 shares that may be acquired by him upon the exercise of stock options that are currently exercisable or become exercisable with sixty days, as to which he would have sole voting and investment power upon acquisition.

 (9) The amount shown includes 15,281 shares owned of record by Mr. Jackson jointly with his spouse, as to which he shares voting and investment power; 15,434 shares allocated to his ESOP account, as to which he has sole voting power, but no investment power except under limited circumstances; and 10,800 shares that may be acquired by him upon the exercise of stock options that are currently exercisable or become exercisable within sixty days, as to which he would have sole voting and investment power upon acquisition.

(10) The amount shown includes (i) 3,252,777 shares, including 124,400 shares that may be acquired upon the exercise of stock options that are currently exercisable or become exercisable within sixty days, as to which such persons have, or would have upon acquisition, sole voting and investment power; (ii) 2,233,837 shares as to which they have shared voting and investment power; (iii) 274,867 shares allocated to their respective ESOP accounts, as to which they have sole voting power, but no investment power except under limited circumstances; and (iv) 27,160 shares beneficially owned by spouses, as to which such persons disclaim beneficial ownership.

                             EXECUTIVE COMPENSATION

COMPENSATION SUMMARY

     The following table sets forth a summary of all compensation paid to or accrued for each executive officer of the Company for services rendered in all capacities during the periods indicated:

                           SUMMARY COMPENSATION TABLE

                                                                             LONG TERM COMPENSATION
                                     ANNUAL COMPENSATION              ------------------------------------
                           ----------------------------------------   RESTRICTED    SECURITIES
                                                       OTHER            STOCK       UNDERLYING     LTIP
     NAME AND               SALARY     BONUS           ANNUAL          AWARD(S)      OPTIONS/     PAYOUTS       ALL OTHER
PRINCIPAL POSITION  YEAR     ($)        ($)      COMPENSATION($)(1)     ($)(2)       SARS (#)       ($)      COMPENSATION($)
------------------- ----   --------   --------   ------------------   ----------    ----------   ---------   ---------------
Alan T. Dickson     1996   $267,800   $137,114                                0            0                     $19,057(5)
  Chairman of the   1995    260,000    132,340                         $ 52,981            0                      19,417
  Board and         1994    260,000    101,990                                0            0                      20,594
  Director of the
  Company
R. Stuart Dickson   1996    267,800    137,114                                0            0                      27,816(6)
  Chairman of the   1995    260,000    132,340                           52,981            0                      28,228
  Executive         1994    260,000    101,990                                0            0                      29,409
  Committee and
  Director of the
  Company
John W. Copeland    1996    300,750    153,984                                0            0                      17,884(7)
  President and     1995    288,750    146,974                           62,283            0                      17,943
  Director of the   1994    270,000    105,598                                0       40,000                      19,088
  Company
Richard N. Brigden  1996    258,750    110,486                                0        6,000                      14,118(8)
  Vice President -- 1995    246,750    104,622                           46,585            0                      14,065
  Finance of the    1994    235,000     76,876                                0            0                      15,125
  Company
Thomas W. Dickson   1996    208,000     84,877                                0       12,000                       9,867(9)
  Executive Vice    1995    189,000     77,290                                0            0                      11,237
  President of the  1994    180,000     51,207                                0       12,000                       8,763
  Company
Edward S. Dunn, Jr. 1996    244,400     78,208                                0       12,000                      10,455(10)
  President of      1995    224,500    110,098                           36,270            0                      10,122
  Harris Teeter,    1994    204,000     80,988                                0            0                      10,933
  Inc.(3)
Fred A. Jackson     1996    185,000     75,492                                0        8,000                       9,853(11)
  President of      1995         --         --                               --           --                          --
  American & Efird, 1994         --         --                               --           --                          --
  Inc.(3)(4)

---------------

 (1) During fiscal 1996 the aggregate amount of perquisites and other personal benefits and other non-cash compensation not reported above for each named executive officer did not exceed the lesser of $50,000 or 10% of the total amount reported above as annual salary and bonus for such individual.

 (2) Represents the value of shares of restricted stock allocated pursuant to the Long Term Key Management Incentive Program (see "LONG TERM KEY MANAGEMENT INCENTIVE PROGRAM"). Such shares vest upon the earlier to occur of (i) 20% per year over five years (beginning with fiscal year end 1995), but not beginning before the participant is 55 years old, or (ii) termination of employment due to death or disability. Such persons shall receive dividends, and may vote, with respect to all shares of restricted stock held for the accounts of such persons. The total number of shares of restricted stock awarded to the named executive officers in fiscal 1995 was as follows: Alan T.
     Dickson -- 5,434 shares; R. Stuart Dickson -- 5,434 shares; Mr.
     Copeland -- 6,388 shares; Mr. Brigden -- 4,778 shares; and Mr. Dunn -- 3,720 shares. At fiscal year end 1996, the number of shares of restricted stock and corresponding values were held for such persons' accounts were as follows: Alan T. Dickson -- 3,258 shares ($41,947); R. Stuart
     Dickson -- 3,258 shares ($41,947); Mr. Copeland -- 3,832 shares ($49,337);
     Mr. Brigden -- 2,866 shares ($36,900); and Mr. Dunn -- 3,720 shares ($47,895).

 (3) American & Efird, Inc. and Harris Teeter, Inc. are wholly owned subsidiaries of the Company.

 (4) Mr. Jackson first became an executive officer of the Company upon his election as President of American & Efird, Inc., effective August 1996.

 (5) Includes the value of certain premiums paid by the Company in fiscal 1996 under its split-dollar life insurance program in the amount of $13,337, and contributions by the Company in fiscal 1996 to certain defined contribution plans in the amount of $5,720.

 (6) Includes the value of certain premiums paid by the Company in fiscal 1996 under its split-dollar life insurance program in the amount of $22,096, and contributions by the Company in fiscal 1996 to certain defined contribution plans in the amount of $5,720.

 (7) Includes the value of certain premiums paid by the Company in fiscal 1996 under its split-dollar life insurance program in the amount of $10,914, and contributions by the Company in fiscal 1996 to certain defined contribution plans in the amount of $6,970.

 (8) Includes the value of certain premiums paid by the Company in fiscal 1996 under its split-dollar life insurance program in the amount of $7,148, and contributions by the Company in fiscal 1996 to certain defined contribution plans in the amount of $6,970.

 (9) Includes the value of certain premiums paid by the Company in fiscal 1996 under its split-dollar life insurance program in the amount of $2,897, and contributions by the Company in fiscal 1996 to certain defined contribution plans in the amount of $6,970.

(10) Includes the value of certain premiums paid by the Company in fiscal 1996 under its split-dollar life insurance program in the amount of $3,485, and contributions by the Company in fiscal 1996 to certain defined contribution plans in the amount of $6,970.

(11) Includes the value of certain premiums paid by the Company in fiscal 1996 under its split-dollar life insurance program in the amount of $2,883, and contributions by the Company in fiscal 1996 to certain defined contribution plans in the amount of $6,970.

LONG TERM KEY MANAGEMENT INCENTIVE PROGRAM

     The Company has maintained the Long Term Key Management Incentive Program (the "Incentive Program") since 1989. The Incentive Program is designed to provide incentives for the Company's top executives to achieve superior performance in connection with operating the Company and its subsidiaries and is administered by the Compensation Committee. Pursuant to the Incentive Program, from time to time the Compensation Committee may establish five-year periods (each, an "Incentive Period") in which one or more of the executives may participate, as determined by the Compensation Committee. Upon completion of each of the five years in an Incentive Period, the Company may make a dollar contribution to a pool (the "Incentive Pool") established with respect to such Incentive Period. The amount of the contribution is based upon that year's return on beginning shareholders' equity. No contributions may be made, however, if the Company fails to achieve a minimum return on shareholders' equity for such year. This minimum return on shareholders' equity is established by the Compensation Committee at the beginning of each Incentive Period and serves as the minimum required return for each of the five years in the Incentive Period. Contributions to an Incentive Pool are held in a trust and used to purchase shares of Common Stock at market price. Throughout the Incentive Period, dividends paid with respect to such shares of Common Stock are invested in additional shares of Common Stock to be held in the Incentive Pool. The shares of Common Stock remain in the Incentive Pool for the duration of the Incentive Period, at which time they are allocated as hereinafter described.

     Upon completion of each of the five years in an Incentive Period, units may be awarded by the Compensation Committee to the executives participating in such Incentive Period based primarily upon the relative success of each participant in achieving certain financial objectives in each such year. The maximum number of units a participant may receive in a year is one unit for each $10,000 of the participant's annual cash compensation (salary plus incentive compensation). The grant of units is based on subjective and objective criteria, as described in the "REPORT OF THE COMPENSATION AND SPECIAL STOCK OPTION COMMITTEE." In the event that the maximum amount of units available to be awarded to a participant is not awarded in one year, in the discretion of the Compensation Committee, the units may be awarded in a subsequent year during the Incentive Period. In addition, also in the discretion of the Compensation Committee, units awarded in a previous year during the Incentive Period may be reduced. A participant whose employment terminates during an Incentive Period will forfeit any units previously awarded, in the discretion of the Compensation Committee. Units have no particular dollar or share value to executives during the Incentive Period. The value of such units cannot be determined until the end of such Incentive Period, at which time the value will be derived from the number of shares of Common Stock, if any, held in the Incentive Pool, as well as the relative number of units held by other executives participating in the Incentive Period.

     During an Incentive Period, participants have no rights with respect to any of the shares held in the related Incentive Pool. At the end of the Incentive Period, shares in the Incentive Pool, if any, will be allocated to a separate account for each participant, based on the proportionate number of units held by each participant at the end of such Incentive Period. In the event of a change in control of the Company during the Incentive Period, shares will be allocated at that time, based on the units previously awarded. Shares allocated to the accounts of participants will vest and generally will be distributed at the earlier to occur of (i) 20% per year over five years, but not beginning before the participant is 55 years old or (ii) termination of employment due to death or disability. If a participant retires during the vesting period, the value of any unvested shares will be paid in cash. A participant whose employment terminates for any reason other than retirement, disability or death prior to receiving full distribution of shares will forfeit any remaining shares in the discretion of the Compensation Committee. Once the shares of Common Stock are allocated to a participant's account, the participant may vote and receive dividends with respect to such shares. Such participant will not, however, have investment control with respect to such shares until the shares have vested and been distributed to the participant.

PENSION PLANS

     The Company provides certain retirement benefits for each of the executives included in the Summary Compensation Table pursuant to the Ruddick Supplemental Executive Retirement Plan (the "SERP"), the Ruddick Corporation Employees' Pension Plan (the "Pension Plan") and Social Security. The following table shows the estimated annual benefits generally payable at normal retirement to an executive who participates in the SERP and the Pension Plan, in specified average compensation and years of service classifications.

                             PENSION PLAN TABLE(1)

                                                         ANNUAL BENEFIT UPON RETIREMENT
                                                       WITH YEARS OF SERVICE INDICATED(2)
                                              ----------------------------------------------------
           FINAL AVERAGE EARNINGS             15 YEARS   20 YEARS   25 YEARS   30 YEARS   35 YEARS
--------------------------------------------  --------   --------   --------   --------   --------
$125,000....................................  $ 51,563   $ 68,750   $ 68,750   $ 68,750   $ 68,750
 150,000....................................    61,875     82,500     82,500     82,500     82,500
 175,000....................................    72,188     96,250     96,250     96,250     96,250
 200,000....................................    82,500    110,000    110,000    110,000    110,000
 225,000....................................    92,813    123,750    123,750    123,750    123,750
 250,000....................................   103,125    137,500    137,500    137,500    137,500
 300,000....................................   123,750    165,000    165,000    165,000    165,000
 400,000....................................   165,000    220,000    220,000    220,000    220,000
 450,000....................................   185,625    247,500    247,500    247,500    247,500
 500,000....................................   206,250    275,000    275,000    275,000    275,000

---------------

(1) The table sets forth the combined benefits payable under the SERP, the Pension Plan and Social Security.

(2) The retirement benefits payable to Messrs. R. Stuart Dickson and Alan T. Dickson would be approximately 9% larger than the amounts shown in the table.

     "Final average earnings" is the average of the participant's highest annual compensation in any three of the participant's last ten years of employment by the Company or a participating subsidiary. The annual compensation used to determine the "final average earnings" of a participant consists of the amounts shown in the Salary and Bonus columns of the Summary Compensation Table. The table above describes annual benefits beginning at normal retirement, assuming payment in the form of a joint and 75% survivor annuity for SERP and Pension Plan amounts. For purposes of this table, "normal retirement" means retirement at age 60. A participant who retires prior to normal retirement and after attaining age 55 with 10 years of service will be entitled to reduced benefits, if payment of such benefits commences prior to age 60.

     Final average earnings for purposes of computing benefits, and age and estimated credited years of service as of fiscal year-end 1996, for each of the executive officers included in the Summary Compensation Table were as follows: $386,415, age 65 and 43 years for Alan T. Dickson; $386,415, age 67 and 44 years for R. Stuart Dickson; $422,019, age 61 and 18 years for John W. Copeland; $344,161, age 57 and 13 years for Richard N. Brigden; $263,458, age 41 and 16 years for Thomas W. Dickson; $314,065, age 53 and 22 years for Edward S. Dunn, Jr.; and $225,752, age 46 and 19 years for Fred A. Jackson.

STOCK OPTION PLANS

     The following table sets forth information regarding options granted to the executive officers named in the Summary Compensation Table during fiscal year 1996. No free-standing stock appreciation rights ("SARs") were granted to executive officers during such year.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                     POTENTIAL REALIZABLE
                                                                                             VALUE
                               INDIVIDUAL GRANTS                                       AT ASSUMED ANNUAL
-------------------------------------------------------------------------------              RATES
                        NUMBER OF        PERCENT OF                                     OF STOCK PRICE
                        SECURITIES     TOTAL OPTIONS/                                  APPRECIATION FOR
                        UNDERLYING      SARS GRANTED     EXERCISE                         OPTION TERM
                       OPTIONS/SARS     TO EMPLOYEES     OR BASE                     ---------------------
                         GRANTED         IN FISCAL        PRICE      EXPIRATION        5%           10%
        NAME               (#)              YEAR          ($/SH)        DATE           ($)          ($)
--------------------   ------------    --------------    --------    ----------      -------      --------
Richard N. Brigden         6,000(1)          1.2%        $11.4375      11-15-02      $27,937      $ 65,106
Thomas W. Dickson         12,000(1)          2.4          11.4375      11-15-02       55,875       130,211
Edward S. Dunn            12,000(1)          2.4          11.4375      11-15-02       55,875       130,211
Fred A. Jackson            8,000(1)          1.6          11.4375      11-15-02       37,250        86,808

---------------

(1) Represents number of shares covered by options granted to the named executives on November 15, 1995 pursuant to the Company's 1993 Incentive Stock Option Plan. Such options have an exercise price equal to 100% of fair market value of such shares on the date of grant. All such options vest at the rate of 20% per year over five years, based on the date of grant. Vesting of such options may be accelerated in certain circumstances involving a change in control of the Company. Furthermore, the number of shares subject to option will be appropriately adjusted in the event of a stock dividend or reclassification or in the event of certain mergers or consolidations involving the Company. Options expire if the employment of the optionee is terminated for any reason other than death, disability, retirement with the consent of the Company or termination without cause by the Company.

     No options were exercised by executive officers during fiscal year 1996. The following table sets forth the value of each executive officer's unexercised stock options held at fiscal year end.

    AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
                               OPTION/SAR VALUES

                                                                            NUMBER OF
                                                                           SECURITIES         VALUE OF
                                                                           UNDERLYING      UNEXERCISED IN-
                                                                           UNEXERCISED        THE-MONEY
                                            SHARES                       OPTIONS/SARS AT   OPTIONS/SARS AT
                                          ACQUIRED ON                      FY-END (#)      FY-END ($)(1)
                                           EXERCISE     VALUE REALIZED    (EXERCISABLE/     (EXERCISABLE/
                  NAME                        (#)            ($)         UNEXERCISABLE)    UNEXERCISABLE)
----------------------------------------  -----------   --------------   ---------------   ---------------
John W. Copeland........................        --               --        24,000/16,000   $ 36,750/24,500
Thomas W. Dickson.......................        --               --        16,000/16,000     38,283/27,102
Richard N. Brigden......................        --               --          1,200/4,800       1,725/6,900
Edward S. Dunn, Jr......................        --               --          2,400/9,600      3,450/13,800
Fred A. Jackson.........................        --               --        10,800/11,200     23,391/18,301

---------------

(1) Based on the closing price of the Company's Common Stock on the New York Stock Exchange on September 27, 1996.

                         REPORT OF THE COMPENSATION AND
                         SPECIAL STOCK OPTION COMMITTEE

     The Compensation and Special Stock Option Committee of the Board of Directors is responsible for setting the remuneration levels for executives of the Company and for overseeing the Company's various executive compensation plans and the overall management compensation program. Periodically, the Compensation Committee obtains independent and impartial advice from external compensation consulting firms in executing its responsibilities. The Compensation Committee, composed of three outside directors listed below, met one time during fiscal 1996.

GENERAL EXECUTIVE COMPENSATION PHILOSOPHY

     A primary objective of the Company's executive compensation program is to enhance the shareholder value in the Company. To help achieve this objective, the Company's executive compensation program is designed both to attract and retain the most qualified executives by creating competitive compensation packages and to motivate the Company's executives to produce strong financial performance by tying corporate and individual performance to compensation levels. The Company's executive compensation package consists generally of annual base salary and incentive compensation, as well as long term incentive compensation and stock options.

     Annual Compensation. The Company's annual compensation for its executives consists of base salary and incentive compensation. As a starting point for determining the total annual compensation levels for executives, the Compensation Committee considers the annual compensation packages of companies that the Company considers to be its competitors. These competitor companies typically consist of (i) companies that operate in the specific industries in which the Company's subsidiaries operate, (ii) regional companies that are comparable in size to the Company, and (iii) other companies (including companies for which the Company's directors serve as directors) with which the Company believes it competes for its top executives. Such competitor companies include some, but not all, of the companies in the Standard & Poor's ("S&P") Retail Stores -- Food Chains Index and the S&P Textile -- Apparel Manufacturer Index used in preparing the graph set forth on page 16. In addition, these competitor companies may include companies that are not included in any of the Indices represented in such graph.

     The total annual compensation levels of the respective executives are also designed to reflect the varying duties and responsibilities of each executive's position with the Company or a subsidiary, as appropriate, with consideration given to the relative size and complexity of each business unit, as well as the unit's relative contribution to the consolidated financial condition and results of operation of the Company. As a general rule, the total annual compensation of executives employed by the holding company is somewhat higher than the salaries of the other executives, primarily due to the higher responsibilities of the holding company executives for the Company's total performance.

     Base salary typically is determined by the Compensation Committee within base salary ranges determined as described above. Annual incentive compensation is provided through a bonus plan that the Company maintains for all salaried personnel. The bonus plan directly links incentive pay to achievement of predetermined, objective performance goals. For an executive employed directly by the holding company, incentive pay is based on return on beginning shareholders' equity. For an executive employed by an operating subsidiary, incentive pay is based on pre-tax earnings, as adjusted for that subsidiary, as a percentage of beginning capital employed. If the Company or a subsidiary, as applicable, achieves the predetermined minimum goals, executives are paid a predetermined percentage of base compensation as incentive. The percentage of base compensation payable as incentive compensation increases proportionally until a maximum performance goal, also predetermined, is achieved with respect to the applicable measure of performance.

     Generally, the total annual compensation paid to the Company's executives is equal to or lower than the median of the range of total annual compensation provided by the competitor companies, for both the Chief Executive Officer and the remaining executive officers.

     Long Term Incentive Compensation. The Company provides long term incentive compensation to its executives through the Incentive Program and through the grant of options pursuant to its various stock option plans. Each of these programs is designed to reward executives with equity ownership in the Company or, in some cases, the comparable value of shares of Common Stock. The Compensation Committee believes that equity-based compensation provides incentive for executives to enhance long term financial performance of, and therefore shareholder value in, the Company.

     Incentive Program. The Incentive Program is designed to motivate executives to achieve both superior personal performance and enhanced corporate performance. The ultimate value to participating executives is directly based on the number of shares of Common Stock held in an Incentive Pool at the end of an Incentive Period. As previously described, contributions to an Incentive Pool are based on annual return on beginning shareholders' equity. If a minimum return is not achieved in a given year, no contributions are made by the Company to the Incentive Pool for the purchase of Common Stock. During the past fiscal year, the Company did not achieve the minimum return on beginning shareholders' equity, and no contributions were made to the Incentive Pools established under either of the two Incentive Periods in effect for such year.

     The grant of units to a participating executive in any given year in an Incentive Period generally is based on subjective, individual performance criteria such as management development and personnel training, as well as progress toward a mutual set of goals relating to quality, service and customer satisfaction and other subjective factors. The Compensation Committee also considers specific quantifiable objectives for each participant (based on return on beginning shareholders' equity for holding company executives and on pre-tax income, adjusted for an applicable subsidiary, to capital employed for subsidiary executives). Units may be awarded, in the discretion of the Compensation Committee, to a participant who achieves satisfactory subjective criteria, even if specific quantifiable goals are not satisfied, and vice versa. Units granted to executive officers with respect to fiscal 1996 performance, expressed as a percentage of maximum potential units for a participant, ranged from 30% to 100%.

     Stock Options. Options comprise the final component of core compensation of executives. The Compensation Committee administers the Company's various stock option plans, including the determination of the individuals to whom options are granted, the terms on which such options are granted and the number of shares subject to such options. In general, criteria to determine which key employees are eligible to participate in the stock option plans include the duties of the respective employees, their present and potential contributions to the success of the Company or its subsidiaries and the anticipated number of years of effective service remaining.

     During fiscal 1996, the Compensation Committee granted options to a number of employees, including certain executives, based primarily on criteria such as length of employment with the Company or its subsidiaries, new employment and promotions. The Compensation Committee also considers the number of options previously granted to employees when it determines new option grants.

     Other Compensation. In addition to the above forms of compensation, the Company also maintains a split dollar life insurance program for its executive officers and certain other key employees of the Company or its subsidiaries. In addition, the Company maintains the SERP, in which executives are entitled to participate in the discretion of its administrative committee, and the Pension Plan, the ESOP, the Ruddick Savings Plan and the Ruddick Deferred Compensation Plan, in which executives are entitled to participate upon satisfaction of the eligibility requirements set forth in the respective plans.

COMPENSATION FOR JOHN W. COPELAND

     The general philosophy and policies of the Compensation Committee described above are equally applicable to the compensation recommendations made with respect to Mr. John W. Copeland, Chief Executive Officer of the Company.

     The overall level of annual compensation in fiscal 1996 for Mr. Copeland generally was determined based on the process described above in "Annual Compensation." The increase in the base salary paid to Mr. Copeland in fiscal 1996 reflects primarily a cost of living adjustment.

     Fiscal 1996 annual incentive compensation under the bonus plan for Mr. Copeland was determined based on return on beginning shareholders' equity. Pursuant to this formula, if a predetermined minimum return is achieved in a given year, Mr. Copeland is entitled to incentive compensation equal to 30% of his base compensation. The percentage of base compensation payable as incentive compensation increases proportionally until a predetermined maximum return is achieved, where a maximum of 120% of his base compensation will be paid as incentive compensation. Mr. Copeland's annual incentive compensation for fiscal 1996 reflects the improved earnings of the Company during fiscal 1996.

     Mr. Copeland currently participates in the Incentive Period established under the Incentive Program for fiscal years 1995-1999. Based on fiscal 1996 performance, the Compensation Committee granted 30% of the units available to be granted to Mr. Copeland. This grant was based primarily on the Committee's evaluation of his levels of achievement of personal performance objectives and corporate operating results during fiscal 1996.

SUBMITTED BY THE COMPENSATION AND STOCK OPTION COMMITTEE

         Thomas M. Belk         Beverly F. Dolan        James E.S. Hynes

               COMPARISON OF TOTAL CUMULATIVE SHAREHOLDER RETURN
                 FOR FIVE-YEAR PERIOD ENDING SEPTEMBER 30, 1996

     The following graph presents a comparison of the yearly percentage change in the Company's cumulative total shareholders' return on the Company's Common Stock with (i) Standard & Poor's 500 Index, (ii) Standard & Poor's Midcap 400 Index, (iii) Standard & Poor's Retail Stores -- Food Chains Index and (iv) Standard & Poor's Textile -- Apparel Manufacturer Index for the fiscal years ended 1991 to 1996, inclusive.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
                AMONG RUDDICK CORPORATION AND CERTAIN INDICES**

      MEASUREMENT PERIOD                                          S&P MIDCAP     S&P RETL STRS
    (FISCAL YEAR COVERED)        RUDDICK CORP       S&P 500           400         -FOOD CHNS     S&P TEXTILES
9/91                                       100             100             100             100             100
9/92                                       111             111             112             114             103
9/93                                       135             125             139             127              79
9/94                                       127             130             142             139              87
9/95                                       184             169             178             170              85
9/96                                       191             203             203             214             115

 * $100 invested on 09/30/91 in stock or index -- including reinvestment of dividends. Fiscal year ending September 30.

** The Company utilizes two indices, rather than a single index, for its peer group comparison: Standard & Poor's Retail Stores -- Food Chains Index and Standard & Poor's Textile -- Apparel Manufacturer Index. The Company believes that the separate presentation of these indices more accurately corresponds to the Company's primary lines of business.

                    SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     It is the practice of the Board of Directors to select independent public accountants for the Company for the current fiscal year at the annual meeting of the Board of Directors, which normally follows the Annual Meeting of Shareholders. A representative of Arthur Andersen LLP, the Company's principal accountants for the fiscal year ended September 29, 1996, is expected to attend the Annual Meeting of Shareholders and will have an opportunity to make a statement, if he wishes to do so, and to respond to questions from shareholders.

                       SECTION 16(A) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

     Section 16 of the Exchange Act requires the Company's directors and executive officers to file reports with the Securities and Exchange Commission indicating their holdings of and transactions in the Company's equity securities and to provide copies of such reports to the Company. To the Company's knowledge, based solely on a review of such copies or written representations relating thereto, insiders of the Company complied with all filing requirements.

                             SHAREHOLDER PROPOSALS

     In the event any shareholder wishes to present a proposal to the shareholders of the Company at the 1998 Annual Meeting of Shareholders, such proposal must be received by the Company for inclusion in the Proxy Statement and form of proxy relating to such Annual Meeting on or before August 22, 1997.

                                 ANNUAL REPORT

     The Annual Report of the Company for the year ended September 29, 1996, including financial statements, accompanies this Proxy Statement.

                                 OTHER MATTERS

     The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. However, if other matters are properly presented at the Annual Meeting, it is the intention of the proxy holders named in the accompanying form of proxy to vote the proxies in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          DONALD B. WILLIFORD
                                          Secretary

December 20, 1996

                                                                     APPENDIX A


[X] PLEASE MARK VOTES AS IN THIS EXAMPLE     RECORD DATE SHARES:  ______________

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
                              RUDDICK CORPORATION
                        ANNUAL MEETING, FEBRUARY 6, 1997

       P               KNOW ALL MEN BY THESE PRESENTS, that the undersigned
       R               shareholder of Ruddick Corporation, a North Carolina
       O               corporation, hereby constitutes and appoints Alan T.
       X               Dickson, R. Stuart Dickson and Roddey Dowd, Sr.,
       Y               attorneys and proxies, with full power of substitution,
  PLEASE SIGN          for and on behalf of the undersigned to act and vote at
ON REVERSE SIDE        the Annual Meeting of Shareholders to be held in the
 AND RETURN IN         Auditorium, 12th Floor, Two First Union Center, Third
 THE ENCLOSED          and College Streets, Charlotte, North Carolina on
 POSTAGE-PAID          Thursday, February 6, 1997, at 11:00 A.M., E.S.T. and
   ENVELOPE            any adjournment or adjournments thereof, as follows:

(1) PROPOSAL TO FIX THE NUMBER OF DIRECTORS AT 11.

                 [ ] FOR        [ ] AGAINST        [ ] ABSTAIN

(2) ELECTION OF DIRECTORS

     [ ] FOR electing the four nominees listed below to serve   [ ] WITHHOLD AUTHORITY to vote for electing the four
         for three-year terms (except as marked to the              nominees listed below
         contrary below)

    (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)
    John R. Belk    Thomas W. Dickson    James E. S. Hynes    E. C. Wall, Jr.
(3) In acting upon any other business which may properly be brought before said meeting or any adjournment thereof;
according to the number of votes and as fully as the undersigned would be entitled to act and vote if personally present, hereby ratifying and confirming all that said attorneys and proxies or any of them lawfully do or cause to be done by virtue hereof. A majority of said attorneys and proxies who shall be present and acting as such at the meeting or any adjournment thereof, or if only one such attorney and proxy be present and acting then that one, shall have and may exercise all powers hereby conferred.

                           (Continued on other side)

                                                                      PROXY
                            RUDDICK CORPORATION

                        (Continued from other side)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSALS 1 AND 2 AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER BUSINESS THAT PROPERLY COMES BEFORE THE MEETING.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, dated December 20, 1996, and the Proxy Statement furnished therewith.

                                       Dated this  ___ day of , 19 ___

                                       NOTE: Signature should agree with
                                       name on stock certificate as printed
                                       hereon. Executors, administrators,
                                       trustees and other fiduciaries
                                       should so indicate when signing. If
                                       a corporation, please sign the full
                                       corporate name as shown hereon by
                                       President or other authorized
                                       officer. If a partnership, please
                                       sign in partnership name by
                                       authorized person.

DETACH CARD

                                   RUDDICK CORPORATION

         Dear Stockholder:

         Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

         Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

         Please mark the boxes on the proxy card to indicate how your shares shall be voted. Then sign and date the card, detach it and return your proxy vote in the enclosed postage paid envelope.

         Your vote must be received prior to the Annual Meeting of Stockholders, February 6, 1997.

         Thank you in advance for your prompt consideration of these matters.

         Sincerely,

         Ruddick Corporation

                                                                      APPENDIX B

        THESE VOTING INSTRUCTIONS ARE SOLICITED BY SUNTRUST BANKS, INC.

                              RUDDICK CORPORATION
                        ANNUAL MEETING, FEBRUARY 6, 1997

     VOTING
  INSTRUCTIONS    KNOW ALL MEN BY THESE PRESENTS, that the undersigned participant in the Ruddick Employee Stock
                  Ownership Plan hereby authorizes and instructs SunTrust Banks, Inc. to vote or cause to be voted the shares held by SunTrust Banks, Inc. for the account of the undersigned in the Ruddick Employee Stock
                  Ownership Plan at the Annual Meeting of Shareholders to be held in the Auditorium, 12th Floor, Two
                  First Union Center, Third and College Streets, Charlotte, North Carolina, on February 6, 1997, at
                  11:00 A.M., E.S.T. and any adjournment or adjournments thereof, as follows:
                  (1) PROPOSAL TO FIX THE NUMBER OF DIRECTORS AT 11.
                                             [ ] FOR        [ ] AGAINST        [ ] ABSTAIN
  PLEASE SIGN     (2) ELECTION OF DIRECTORS
ON REVERSE SIDE   [ ] FOR electing the four nominees listed below to         [ ]WITHHOLD AUTHORITY to vote for electing the four
 AND RETURN IN        serve for three-year terms (except as marked to            nominees listed below
  THE ENCLOSED        the contrary below)
   ENVELOPE        (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE
                                                   NOMINEE'S NAME IN THE LIST BELOW.)
         John R. Belk          Thomas W. Dickson          James E. S. Hynes          E. C. Wall, Jr.
                  (3) In accordance with the best judgment of SunTrust Banks, Inc. in acting upon any other business which may properly be brought before said meeting or any adjournment thereof;
                                                       (Continued on other side)

                          (Continued from other side)

THESE VOTING INSTRUCTIONS PROPERLY EXECUTED WILL CAUSE THE SHARES REPRESENTED HEREBY TO BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED PARTICIPANT. IF NO DIRECTION IS MADE THE SHARES WILL BE VOTED IN FAVOR OF PROPOSALS 1 AND 2. THE SHARES WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF SUNTRUST BANKS, INC. ON ANY OTHER MATTER PROPERLY BROUGHT BEFORE THE MEETING.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, dated December 20, 1996, and the Proxy Statement furnished therewith.

                                            Dated this  ___ day of , 19 ___

                                            --------------------------(SEAL)


                                            NOTE: Signature should agree with
                                            name on the records of SunTrust
                                            Banks, Inc. as printed hereon.